UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2021

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Principal Financial Officer

On December 13, 2021, Bryan R. Schumaker notified TPI Composites, Inc. (the “Company”) of his intention to resign from his position as Chief Financial Officer of the Company. Mr. Schumaker’s decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

Appointment of Interim Chief Financial Officer and Principal Financial Officer

On December 13, 2021, the Company’s board of directors (the “Board”) appointed Adan Gossar, the Company’s Chief Accounting Officer and Principal Accounting Officer, as the interim Chief Financial Officer and Principal Financial Officer of the Company, effective December 16, 2021.

Mr. Gossar, age 49, has served as the Chief Accounting Officer of the Company, since July 2020. Prior to that, Mr. Gossar served as Chief Accounting Officer of Reef Technology, an operator of parking garages, logistic hubs and neighborhood kitchens throughout the United States, from April 2019 to July 2020. From March 2018 to March 2019, Mr. Gossar served as Corporate Controller for Veritiv Corporation (NYSE: VRTV), a distributor of packaging, facility solutions, print and publishing products, logistics and supply chain management solutions. From August 2013 to February 2018, Mr. Gossar served as Vice President, Corporate Controller and Treasurer for Allconnect, Inc., a digital marketing analytics company serving the utility, telco, security and cable industries. Mr. Gossar also served as an auditor and in other finance roles at PricewaterhouseCoopers and is a certified public accountant. Mr. Gossar holds a Bachelor of Business Administration degree in accounting from the University of Nairobi and a Master of Business Administration degree from Georgia College & State University.

There are no arrangements or understandings between Mr. Gossar and any other persons pursuant to which he was appointed as the interim Chief Financial Officer and Principal Financial Officer of the Company. There are also no family relationships between Mr. Gossar and the executive officers or directors of the Company, and no transactions involving the Company and Mr. Gossar that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Commercial Officer

On December 13, 2021, the Company notified Mr. Hilderhoff that his last date of employment with the Company as its Chief Commercial Officer will be December 31, 2021. Pursuant to the Mr. Hilderhoff’s employment agreement, Mr. Hilderhoff will be entitled to severance equal to 12 months of his base salary plus an amount equal to 12 times the monthly contribution that the Company paid towards the cost of Mr. Hilderhoff’s health insurance assuming that Mr. Hilderhoff executes the form of separation agreement contained in his employment agreement, which contains a reaffirmation of Mr. Hilderhoff’s confidentiality and nonsolicitation obligations to the Company and a general release of claims by Mr. Hilderhoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: December 13, 2021	By:	/s/ Adan Gossar
Adan Gossar Chief Accounting Officer (Principal Accounting Officer)